EXHIBIT 32.02

Written Statement Pursuant to 18 U.S.C. 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Report”) of Martin Marietta Materials, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, James A. J. Nickolas, the Chief Financial Officer of the Registrant, certify, to the best of my knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James A. J. Nickolas
James A. J. Nickolas
Sr. Vice President and
Chief Financial Officer

Dated: May 3, 2022

A signed original of this written statement required by Section 906 has been provided to Martin Marietta Materials, Inc. and will be retained by Martin Marietta Materials, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.